EXHIBIT 10.8

MANATRON, INC.

EXECUTIVE STOCK PLAN OF 2000

          This Stock Plan of 2000 (the "Agreement") is made as of June 1, 2000 (the "Grant Date"), between MANATRON, INC., a Michigan corporation (the "Company"), and Paul R. Sylvester, Early L. Stephens, James W. Flake, and Robert D. Fry (together "Grantees" and individually "Grantee"). This Agreement is implemented to provide Grantees with a further incentive to contribute to the long-term growth and success of the Company through stock ownership.

          Pursuant to the recommendation and action of the Compensation Committee of the Company's Board of Directors (the "Committee"), which consists of at least two members of the Board all of whom are "outside directors," as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company hereby grants a stock option and restricted stock to each Grantee, and each Grantee accepts the stock option and restricted stock, subject to the terms, conditions and provisions contained in this Agreement.

          1.          Stock Option.

          a.          Grant. The Company grants to each Grantee an option (the "Option") to purchase the number of shares of the Company's common stock, no par value ("Common Stock"), identified opposite Grantee's name in Appendix A at $6.75 per share (the "Exercise Price"), subject to the terms and conditions of this Agreement. The Option is not an incentive stock option as defined in Section 422(b) of the Code.

          b.          Vesting. Except as provided below, Grantee's right to exercise the Grantee's Option shall vest at a rate of ten percent (10%) of Grantee's Options per year on each of the first through tenth anniversaries of the Grant Date. Notwithstanding that general rule, one hundred percent (100%) of Grantee's Options shall vest on the later of the (i) fifth anniversary of the Grant Date or (ii) if the per share sales price of shares of Common Stock on the Nasdaq SmallCap Market or the Nasdaq Stock Market, as the case may be (or any successor quotation system that is the primary quotation system for trading of Common Stock) ("Nasdaq") is equal to or greater than $20.00 on at least 10 trading days on or before the fifth anniversary of the Grant Date.

          c.          Payment by Grantee for Option. Grantee may pay the Exercise Price for each share of Common Stock underlying the Option purchased in cash or, if the Committee consents, in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise).

          d.          Exercise of Option. Grantee may exercise the Option by giving the Company written notice of the exercise of the Option. The notice shall set forth the number of shares to be purchased and shall be effective when received by the corporate Secretary at the Company's main office, accompanied by full payment of the Exercise

Price for each share purchased. The Company will deliver to Grantee a certificate or certificates for such shares out of previously authorized but unissued shares of its Common Stock, as it may elect; provided, however, that the time of delivery shall be postponed for such period as may be required for the Company with reasonable diligence to comply with any registration or exemption requirements under the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended (the "Exchange Act") and any requirements under this Agreement or any other law, regulation or agreement applicable to the issuance, listing or transfer of such shares. If Grantee fails to accept delivery of and pay for all or any part of the number of shares specified in the notice upon tender or delivery of the shares, Grantee's right to exercise the Option with respect to such undelivered shares shall terminate. In such event, Grantee's remaining Options not yet exercised or terminated shall continue in force.

          e.          Rights as a Shareholder. Grantee shall have no rights as a shareholder with respect to any shares covered by the Option until Grantee's exercise of the Option and payment for such shares.

          2.          Restricted Stock.

          a.          Grant. The Company grants to each Grantee the number of shares of Common Stock identified opposite Grantee's name in Appendix A, subject to the terms and conditions of this Agreement (the "Restricted Stock").

          b.          Vesting. Except as provided below, Grantee's right to receive the Restricted Stock shall vest at a rate of ten percent (10%) of Grantee's shares of Restricted Stock per year on each of the first through tenth anniversaries of the Grant Date. Notwithstanding that general rule, one hundred percent (100%) of Grantee's shares of Restricted Stock shall vest on the later of the (i) fifth anniversary of the Grant Date or (ii) if the per share sales price of shares of Common Stock on the Nasdaq SmallCap Market or the Nasdaq Stock Market, as the case may be (or any successor quotation system that is the primary quotation system for trading of Common Stock) ("Nasdaq") is equal to or greater than $20.00 on at least 10 trading days on or before the fifth anniversary of the Grant Date.

          c.          Rights as a Shareholder. Grantee will have all rights as a shareholder with respect to Grantee's Restricted Stock, including (i) the right to vote the Restricted Stock at shareholders' meetings, (ii) the right to receive, without restriction, all cash dividends paid with respect to the Restricted Stock, and (iii) the right to participate with respect to the Restricted Stock in any stock dividend, stock split, recapitalization or other adjustment in the capital stock of the Company, or any merger, consolidation or other reorganization involving an increase, decrease or adjustment in the capital stock of the Company. Any shares or other security received as a result of any stock dividend, stock split or reorganization will be subject to the same terms, conditions and restrictions as those relating to the Restricted Stock granted under this Agreement.

          3.          Conditions. Notwithstanding any other provision of this Agreement, Grantee's right to exercise Grantee's Option and receive Grantee's Restricted Stock is conditional upon (a) the approval for quotation of the Common Stock to be received upon exercise of the Option and the Restricted Stock on Nasdaq; and (b) the approval of this Agreement by the Company's shareholders at the Company's 2000 Annual Meeting of Shareholders or any adjournment.

          4.          Term. Upon vesting, each Grantee's right to receive shares of Common Stock under this Agreement shall terminate on May 31, 2010, unless earlier terminated as set forth in this Agreement.

          5.          Termination of Employee Status.

          a.          Termination by Grantee "With Cause" or by Company Without "Cause." If a Grantee terminates his employment with the Company "With Cause" or if the Company terminates a Grantee's employment with the Company "Without Cause", that Grantee's unvested Options and Restricted Stock shall vest immediately. Grantee may exercise the Option for a period of one year after the date Grantee ceases to be an employee. Termination "Without Cause" shall mean termination of Grantee by the Company for any reason other than "Cause" (as defined below in Paragraph 5(b)). "With Cause" shall mean:

          (i)          Without Grantee's express written consent, the assignment to Grantee of any duties inconsistent with Grantee's present position or positions, duties, responsibilities and status with Employer or a subsidiary, except in connection with Grantee's termination as provided below in Sections 5(c), (d) or (e) or by Grantee other than "With Cause";

          (ii)          Without Grantee's express written consent, a reduction in Grantee's Base Salary as in effect on the date of this Agreement or as the same may be increased from time to time, by more than fifteen percent (15%); or

          (iii)          Without Grantee's express written consent, a relocation of Grantee to a location outside of Grantee's current employment location, except for required travel on business of Employer to an extent substantially consistent with Grantee's present business travel obligations.

          b.          Termination for "Cause." If the Company terminates a Grantee's employment with the Company for "Cause", or if a Grantee terminates his employment with the Company for reasons other than "With Cause," that Grantee's right to exercise any outstanding and unvested Options shall terminate as of such termination and any shares of Restricted Stock still subject to restrictions automatically shall be forfeited and returned to the Company. Termination shall be considered to be for "Cause" if based upon:

          (i)          Grantee's conviction of a crime involving moral turpitude or embezzlement;

          (ii)          Grantee's willful activities in competition with the Company or in aid of its competitors;

          (iii)          the willful and continued failure to substantially perform Grantee's duties with the Company under this Agreement (other than any other such failure resulting from Disability), after a written demand for substantial performance is delivered to Grantee that specifically identifies the manner in which the Company believes Grantee has willfully failed to substantially perform his duties, and after Grantee has failed to resume substantial performance of his duties on a continuous basis within fourteen (14) calendar days of receiving such demand; or

          (iv)          Grantee willfully engaging in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

                    For purposes of (ii), (iii) and (iv) above, no act, or failure to act, on Grantee's part shall be deemed "willful" unless done, or omitted to be done, by the Grantee not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.

          c.          Disability or Death. If a Grantee's employment is terminated as a result of his death or "Disability" (as defined in the Employment Agreement), (i) that Grantee or his personal representative may exercise the Option for a period of one year after the date Grantee ceases to be an employee, but only to the extent that Grantee was entitled to exercise the option on the date Grantee ceased to be an employee; and (ii) the restrictions applicable to the shares of Restricted Stock automatically shall terminate and the Restricted Stock shall vest as of the date of termination. "Disability" means that as a result of Grantee's incapacity due to physical or mental illness, he shall have been absent from his duties with the Company on a full-time basis for six (6) consecutive months, and if he shall not have returned to the full time performance of his duties within thirty (30) days after written notice after such six (6) month period.

          6.          Change in Control. Each Grantee's conditional right to exercise the Option and to receive the Restricted Stock shall vest immediately if there is a "Change in Control" (as defined below) of the Company, notwithstanding Sections 1 and 2 of this Agreement. Grantee may exercise the option for a period of six months after the date of the Change in Control. "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement, other than an acquisition of control by the Company or an employee benefit plan maintained by the Company; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Company or an employee benefit plan maintained by the

Company, becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company (whether or not such person is a member of a group that is deemed to be a single person under Section 13(d)(3) of the Exchange Act and whether or not other members of such group previously had been the beneficial owner of some or all of such securities), (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof (unless the election or nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period), or (c) all or substantially all of the assets of the Company are liquidated, sold or distributed.

          7.          Adjustment Provisions. If the number of shares of Common Stock outstanding changes by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Company, the aggregate number and class of shares available under this Agreement, together with the Exercise Price, shall be adjusted appropriately.

          8.          No Fractional Shares. No fractional shares shall be issued pursuant to this Agreement and any fractional shares resulting from adjustments shall be eliminated from the respective Option or Restricted Stock award, with an appropriate cash adjustment for the value of any Option or Restricted Stock eliminated.

          9.          Transferability. Unless the Committee otherwise consents, Grantee will not sell, exchange, transfer, pledge or otherwise dispose of the Option or Restricted Stock at any time, whether voluntarily or involuntarily, by operation of law or otherwise, except that the provisions of this paragraph will not apply to any Restricted Stock that has vested pursuant to this Agreement and any Option or Restricted Stock that is sold, exchanged, transferred, pledged or otherwise disposed of to the Company or by will or the laws of descent and distribution. If a Grantee violates the restrictions in this Section 9, that Grantee's right to unvested Options or shares of Restricted Stock immediately will cease and terminate and that Grantee promptly will forfeit and surrender all Options and shares of Restricted Stock that are still subject to restrictions to the Company.

          10.          No Right to Employment. This Agreement shall not be construed as giving any Grantee the right to be retained in the employ or directorship of the Company.

          11.          Withholding. The Company shall be entitled to (a) withhold and deduct from future wages of each Grantee (or from other amounts that may be due and owing to Grantee from the Company), or make other arrangements for the collection of, all amounts deemed necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to this Agreement; or (b) require each Grantee promptly to remit the amount of such withholding to the Company before taking any action with respect to the exercise of the Option or with respect to the Restricted Stock. Withholding may be satisfied by withholding Common Stock to be received upon exercise of the Option or by delivery to the Company of unrestricted Common Stock.

          12.          Investment Intent. Each Grantee hereby represents and warrants that Grantee is acquiring the Option and Restricted Stock granted under this Agreement for Grantee's own account and investment and without any intent to resell or distribute the shares upon exercise of the Option or upon vesting of the Restricted Stock. Grantee shall not resell or distribute the shares of Common Stock received except in compliance with this Agreement and such other conditions as the Company reasonably may specify to ensure compliance with federal and state securities laws.

          13.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Michigan.

          14.          Severability. In the event that any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

          15.          Binding Effect; Amendment. This Agreement shall be binding upon, and shall inure to the benefit of, the parties to this Agreement and their respective heirs, successors and permitted assigns. This Agreement shall not be modified as to a Grantee except in a writing executed by that Grantee and a duly authorized officer of the Company.

MANATRON, INC.

By	/s/ Randall L. Peat
Randall L. Peat
Its Chairman

By	/s/ Paul R. Sylvester
Paul R. Sylvester, Individually

By	/s/ Early L. Stephens
Early L. Stephens, Individually

By	/s/ James W. Flake
James W. Flake, Individually

By	/s/ Robert D. Fry
Robert D. Fry, Individually

APPENDIX A

	Options	Restricted Stock

Paul R. Sylvester	60,000	60,000

Early L. Stephens	40,000	40,000

James W. Flake	25,000	25,000

Robert D. Fry	25,000	25,000

MANATRON, INC.

AMENDMENT NO. 1 TO EXECUTIVE STOCK PLAN OF 2000

          This Amendment No. 1 to Executive Stock Plan of 2000 (the "Amendment") is made as of August 1, 2003, between MANATRON, INC., a Michigan corporation (the "Company") and Paul R. Sylvester (the "Grantee").

RECITALS:

          A.          The Company and the Grantee, among others, entered into the Executive Stock Plan of 2000 (the "Plan") which provided for the grant of stock options and restricted stock to specified grantees, including the Grantee.

          B.          Fifteen Thousand (15,000) shares of Restricted Stock, as defined in the Plan (the "Forfeited Shares"), from the original pool of shares of Restricted Stock originally authorized and granted under the Plan were forfeited by a grantee under the Plan and returned to the Company pursuant to the terms of the Plan.

          C.          The Compensation Committee and the Stock Option Committee of the Board of Directors of the Company authorized the grant of the Forfeited Shares to the Grantee.

NOW, THEREFORE, the parties agree as follows:

          1.          Forfeited Shares. The Company grants the Forfeited Shares to the Grantee, subject to the terms of the Plan, as amended by this Amendment. To provide consistency with the vesting schedule provided in the Plan and to account for the passage of time since the commencement of the Plan, 40% of the Forfeited Shares shall vest on June 1, 2004, with an additional 10% of the Forfeited Shares vesting on each anniversary of June 1, 2004. Any provisions of the Plan providing for accelerated vesting upon the occurrence of certain events also apply to the Forfeited Shares.

          2.          Amendment.          Except as expressly modified by this Amendment, the Plan shall remain in full force and effect and shall apply to the Forfeited Shares.

MANATRON, INC.

By	/s/ Randall L. Peat
Randall L. Peat
Its Chairman

/s/ Paul R. Sylvester
Paul R. Sylvester, Individually